EXHIBIT 99.1


                         [LOGO OF CARVER BANCORP, INC.]            FOR IMMEDIATE
                                                                   RELEASE


       Contact:  David Lilly / Ruth Pachman       William Gray
                 Kekst and Company                Carver Bancorp, Inc.
                 (212) 521-4800                   (212) 876-4747, ext. 174


               CARVER BANCORP, INC. ANNOUNCES PRIVATE PLACEMENT OF
                    $13 MILLION OF TRUST PREFERRED SECURITIES


NEW YORK, NEW YORK, SEPTEMBER 17, 2003 - Carver Bancorp, Inc. (the "Company") (AMEX: CNY), the holding company of Carver Federal Savings Bank, today announced that it closed on a private placement of $13.0 million of floating rate capital securities issued by a newly formed special purpose business trust formed by the Company.

The capital securities have a maturity date of September 17, 2033, are callable at par in 5 years and every quarter thereafter, and pay cumulative cash distributions at a floating per annum rate of interest, reset quarterly, equal to 3.05% over 3-month LIBOR, with an initial rate of 4.19%.

Keefe, Bruyette & Woods, Inc. and FTN Financial Capital Markets served as placement agents for the offering. The issuance was part of a pooled offering involving other participating issuers, and was made pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended.

The Company intends to use the proceeds of the sale for general corporate purposes.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest publicly-traded African- and Caribbean-American run financial institution in the United States, operates five full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan.

For further information, please visit the Company's website at www.carverbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE RELATING TO PLANS, STRATEGIES, ECONOMIC PERFORMANCE AND TRENDS, PROJECTIONS OF RESULTS OF SPECIFIC ACTIVITIES OF INVESTMENTS AND OTHER STATEMENTS THAT ARE NOT DESCRIPTIONS OF HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING INFORMATION IS INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, RISK FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY TERMS SUCH AS "MAY", "WILL", "SHOULD", "COULD", "EXPECTS", "PLANS", "INTENDS", "ANTICIPATES", "BELIEVES", "ESTIMATES", "PREDICTS", "FORECASTS", "POTENTIAL", OR "CONTINUE" OR SIMILAR TERMS OR THE NEGATIVE OF THESE TERMS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. THE COMPANY HAS NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

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